Exhibit 99.1

Staffing 360 Solutions Announces

Improved Anticipated Q2 Financial Results

Receives Forgiveness of $10 Million PPP Loan -

Expects Positive Net Income in Q2

NEW YORK, June 24, 2021 - Staffing 360 Solutions, Inc. (Nasdaq: STAF), a company executing an international buy-integrate-build strategy through the acquisition of staffing organizations in the United States and the United Kingdom, today announced improved anticipated Q2 financial results.

Estimated 20% Growth in Q2

Based on the strength of increasing business flow in all three of its Business Streams for the eleven weeks through the middle of June, the Company anticipates reporting for the second quarter ending July 3, 2021:

●	Approximately 20% year-over-year growth in revenue (27% growth excluding the business disposed of in September), and
●	Approximately 20% growth in gross profit in Q2 (about 38% growth excluding the business disposed of in September), which is in line with the growth in revenue and gross profit for Q2 discussed last month during its Q1 Results Conference Call.
●	Revenues in excess of $52 million and operating profit of $457,000, as compared with a loss in Q2 2020 of $1.5 million.

○	The anticipated operating profit growth was driven by both the Company’s gross profit recovery and the cost saving initiatives undertaken during the pandemic which is anticipated to show a reduction in operating expenses from $9 million in Q2 2020 to $8.2 million in Q2 2021.

Materially Reduced Interest Expense

As previously reported, the Company also completed a series of capital raises in December 2020, February 2021, and April 2021 as part of our continued program that helped materially reduce the interest burden on our income statement. Specifically, in Q1 2020 and Q2 2020, the Company reported interest charges of $2.4 million and $2.1 million, respectively. This amount was reduced to $1.2 million in Q1 of 2021 and is expected to be below $1.1 million in Q2 2021, a reduction in the first six months of $2.2 million, year-over-year, or almost 50%.

●	As a consequence of the above, the Company expects positive net income for the quarter ending July 3, 2021, prior to the recognition of any additional Paycheck Protection Program (PPP) loan forgiveness.

Please note that the above anticipated financial results are preliminary. Actual results may differ materially from the foregoing estimates due to developments or other information that may arise between now and the time the financial results for the second quarter of 2021 are reported in the Form 10-Q. These preliminary results should not be viewed as a substitute for the Company’s second quarter reviewed consolidated financial statements prepared in accordance with GAAP.

$10 million PPP Loan Forgiveness

As recently reported, the Company received notification from the Small Business Administration of the full forgiveness of the $10 million PPP loan made to Monroe Staffing Services, LLC, an indirect wholly owned subsidiary of the Company.

The Company has applied for forgiveness of a further $9.4 million of PPP loans. While there is no guarantee of forgiveness, the Company is optimistic that these remaining PPP loans (made with direct or indirect subsidiaries) will be similarly forgiven.

Brendan Flood, Chairman and Chief Executive Officer said, “I’m pleased to report that we are experiencing the deep and wide-spread business opportunities that we expected we would see. Each of our Business Streams is showing material recoveries from the difficult period of the COVID-19 pandemic. The cost control initiatives that we executed during 2020, allied to a strong internal communication, wellness program and solid financial control and management, have allowed us to come through to the recovery phase of the pandemic stronger than when we went into it.

“The full forgiveness of our largest PPP loan was an important step in our continuing fiscal recovery from the pandemic. Over the trailing 12 months we’ve made considerable progress in improving our balance sheet. Including the $10 million loan forgiveness, to date our Company has achieved a cumulative debt reduction of 55% in the past twelve months.”

Flood continued, “We are encouraged by the continued building of business momentum as the US and UK economies progress with their respective economic recoveries. In addition to our signing more than 70 new client contracts in our Commercial Staffing business, one of our largest clients, headquartered in the UK, has begun paperwork for a new two-year extension to our framework agreement; a large existing IT client in the UK has awarded us a material contract across continental Europe; and our largest Professional Staffing client in the US has asked us to extend our reach into three additional states and to look at how we can support them in Asia.

“We’ll continue improving upon our enhanced financial foundation as we progress on our path toward our goal to build a profitable $500 million revenue company,” concluded Flood.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. The Company believes that the staffing industry offers opportunities for accretive acquisitions and as part of its targeted consolidation model, is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and Light Industrial staffing space. For more information, visit http://www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to retain our listing on the Nasdaq Capital Market; market and other conditions; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; the Company’s ability to achieve loan forgiveness under Paycheck Protection Program; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:

Terri MacInnis, VP of IR

Bibicoff + MacInnis, Inc.

818.379.8500 x 2 terri@bibimac.com